Exhibit 16.1

                            Williams & Webster, P.S.
                        Bank of America Financial Center
                          601 W. Riverside, Suite 1940
                             Spokane, WA 99201-0611


August 29, 2002


Securities and Exchange Commission
450 Fifth Street SW
Washington, DC  20549

Re:   Abbott Mines Limited
      Commission File Number 000-33197

Dear Sirs:

We are in agreement with the statements made by the above registrant in its Form 8-K dated August 29, 2002.

Our independent auditor's report on the financial statements of Abbott Mines Limited for the period ended June 30, 2001 contained no adverse opinion or disclaimer of opinion, nor was it modified as to audit scope, accounting principles, or uncertainties other than the ability to continue as a going concern.

There were no disagreements with Abbott Mines Limited on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

Sincerely,

/s/ Williams & Webster, P.S.
Williams & Webster, P.S.
Certified Public Accountants
Spokane, Washington